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                                                                     EXHIBIT 4.3

                          REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of the 30th day of May, 2001 (the "Closing Date") by and between Actuate Corporation, a Delaware corporation (the "Company"), and Michael J. Gassman (the "Stockholders' Representative") as the duly appointed representative of the stockholders of Tidestone Technologies, Inc. listed on Schedule A hereto (the "Stockholders").

                              W I T N E S S E T H:

        WHEREAS, the Company, TT Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company, Tidestone Technologies, Inc., a Kansas corporation ("Tidestone"), and the Stockholders' Representative are parties to the Agreement and Plan of Merger and Reorganization, dated as of the Closing Date (together with all exhibits, schedules, supplements and any amendments thereto, the "Merger Agreement"), pursuant to which the Company shall acquire Tidestone in the manner set forth therein (the "Merger");

        WHEREAS, pursuant to the Merger Agreement, the Stockholders shall exchange the shares of capital stock of Tidestone held by such Stockholders for shares of common stock of the Company, par value $0.001 per share (the "Common Stock");

        WHEREAS, the execution and delivery of this Agreement is a condition to the Closing of the Merger; and

        WHEREAS, all terms not otherwise defined herein shall have the same meanings ascribed to them in the Merger Agreement.

        NOW, THEREFORE, the parties hereby agree as follows:

        1. Registration Rights. The Company covenants and agrees as follows:
           -------------------

           1.1   Definitions.  For purposes of this Section 1:
                 -----------

                 (a) The term "Act" means the Securities Act of 1933, as amended.

                 (b) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                 (c) The term "Holder" means a Stockholder issued Common Stock in the Merger.

                 (d) The term "Permitted Transferee" means:

                     (i) a Stockholder's immediate family member or a trust established for the benefit of a Stockholder's immediate family member or a charitable organization (as defined in Rule 501(c)(3) of the Internal Revenue Code of 1986, as amended) in

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each case that receives Registrable Securities by means of a bona fide gift;
provided that (A) such transfer of the underlying Registrable Securities is
--------
effected prior to July 15, 2001, (B) such transferee agrees in writing to be bound by and subject to the terms and conditions of this Agreement and (C) such transferee promptly furnishes the information requested on Appendix 1.4 hereto
                                                           ------------
to the Company; or

                     (ii)   a Stockholder listed on Schedule A hereto; provided
                                                    ----------         --------
that such transfer of the underlying Registrable Securities is effected prior to the effective date of the registration statement filed pursuant to this Agreement and such transferee promptly notifies the Company in writing of the number of Registrable Securities then held by him, her or it after the transfer.

                 (e) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                 (f) The term "Registrable Securities" means the Common Stock of the Company issued to the Stockholders in the Merger, and any Common Stock of the Company issued as a dividend or other distribution with respect to such Common Stock.

                 (g) The term "Rule 144" shall mean Rule 144 promulgated under the Act, as amended, or any similar successor rule thereto that may be promulgated by the SEC.

                 (h) The term "SEC" shall mean the Securities and Exchange Commission.

           1.2   Registration.  (a) The Company shall prepare and, on or before
                 ------------
July 31, 2001, file with the SEC a registration statement for an offering to be made on a continuous basis pursuant to SEC Rule 145 under the Act to register for resale all of the Registrable Securities. The Registration Statement shall be on Form S-3. The Company shall use its commercially reasonable efforts to cause the registration statement to be declared effective under the Act as promptly as possible after the filing thereof. The Company agrees to request the immediate acceleration of the effectiveness of the registration statement as soon as practicable but no less than within three (3) business days of any notification by the SEC of its decision not to review the registration statement or its determination that it has completed its review of the registration statement and has no further comments for the Company.

                 (b) In the event that Form S-3 is not available at the time it is required to be filed, the registration statement shall be filed on a successor to Form S-3 or if there is no clear successor form, or if the Company is not eligible to use Form S-3 or a successor form, then the registration shall be filed using such form as may be available that is least burdensome for the Company.

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           1.3   Obligations of the Company.  In connection with the Company's
                 --------------------------
obligation under this Section 1 to effect the registration of any Registrable Securities, the Company shall:

                 (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and thereafter use its commercially reasonable efforts to cause such registration statement to become effective as soon as practicable after July 31, 2001, and, subject to the provisions below, use its commercially reasonable efforts to keep such registration statement effective until the earlier of (i) August 31, 2003 or (ii) such earlier date at which all Registrable Securities covered by such registration statement have been sold or may be sold in a single three (3) month period pursuant to Rule 144 (the "Effective Period").

                 (b) Subject to subsection 1.3(a), prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement and subject to any limitations as set forth in this Agreement, as may be reasonably necessary to keep the registration statement continuously effective as to the Registrable Securities for the Effective Period.

                 (c) Furnish to the Stockholders without charge such number of copies of such registration statement and prospectus, including a preliminary prospectus and any amendments or supplements thereto, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                 (d) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other state securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Stockholders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already qualified to do business or is subject to service in such jurisdiction and except as may be required by the Act.

                 (e) If necessary, amend its listing application with The Nasdaq Stock Market to include the Registrable Securities as soon as practicable after the Closing Date.

                 (f) Notify each Stockholder who holds Registrable Securities, promptly after the Company has received notice thereof, (i) of the date and time the registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed; (ii) of the receipt by the Company of any notification with respect to the suspension of qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction; or (iii) of the issuance of any stop order by the SEC suspending the effectiveness of the registration statement covering the Registrable Securities.

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        Notwithstanding the provisions of this Section 1.3, the Company shall be entitled to postpone or suspend, for a reasonable period of time not to exceed 90 days in any 12-month period, the filing, effectiveness or use of any registration statement if the Company shall determine that any such filing or the sale of any securities pursuant to such registration statement would, in the good faith judgment of the Board of Directors of the Company, (i) materially impede, delay or interfere with any pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Board of Directors of the Company has authorized negotiations, (ii) adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company, or (iii) require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders.

           1.4   Information from Stockholders.  It shall be a condition
                 -----------------------------
precedent to the obligations of the Company to take any action pursuant to this
Section 1 with respect to the Registrable Securities of a Stockholder that such Stockholder shall furnish to the Company the information requested on Appendix
                                                                      --------
1.4 hereto, which shall include such information regarding himself, herself or
---
itself, the Registrable Securities held by him, her or it, and the intended method of disposition of such securities, and such other information as shall be reasonably requested by the Company and required to effect the registration of the Registrable Securities.

           1.5   Expenses of Registration.  All expenses related to the
                 ------------------------
preparation and filing of the registration statement in respect of the Registrable Securities, except underwriting discounts (if any) or commissions, but including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company shall be borne by the Company; provided, however, that the Company
                                           -----------------
shall not be required to pay any broker's, legal or accounting fees incurred by any Stockholders.

           1.6   Assignment of Registration Rights.  The right to cause the
                 ---------------------------------
Company to register Registrable Securities pursuant to this Agreement may only be assigned to a Permitted Transferee and the Stockholder assigning such rights promptly notifies the Company of such assignment.

           1.7   Indemnification.  In the event any Registrable Securities are
                 ---------------
included in a registration statement under this Section 1:

                 (a) Each Stockholder will, if Registrable Securities held by such Stockholder are included in the securities as to which such registration is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers, each person, if any, who controls the Company within the meaning of the Act, any other Stockholder selling securities in such registration statement and any controlling person of any such Stockholder against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act or the 1934 Act or other Federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained

                                       4

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therein or any amendments or supplements thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any rule or regulation promulgated under the Act or the 1934 Act or other Federal or state law, in each case to the extent that such Violation is a result of the reliance on any written information furnished by Stockholder for inclusion in such registration; and the applicable Stockholders will pay, as suffered or incurred, any legal or other expenses suffered or incurred by any person intended to be indemnified pursuant to this subsection 1.7(a) in connection with investigating or defending any such loss, claim, damage, liability, or action; provided,
                                                                 --------
however, that the indemnity agreement contained in this subsection 1.7(a) shall
-------
not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Stockholder, which consent shall not be unreasonably withheld; provided, that,
                                                               --------  ----
in no event shall any indemnity under this subsection 1.7(a) exceed the net proceeds from the offering received by such Stockholder.

                 (b) The Company will indemnify and hold harmless each Stockholder whose Registrable Securities were included in the securities as to which a registration was effected, as well as each such Stockholder's officers, directors, partners, legal counsel and persons controlling such Stockholder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may be subject, under the Act or the 1934 Act or other Federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation to the extent that such Violation is based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any written information furnished by the Company in an instrument duly executed by such Stockholder.

                 (c) Promptly after receipt by an indemnified party under this
Section 1.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in at the indemnifying party's expense, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties at the indemnifying party's expense; provided, however, that an indemnified party (together with all
                 --------  -------
other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party or parties, as the case may be, by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicts of interests between such indemnified party and any other party represented by such counsel in such proceeding. No indemnifying party, in defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgement or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release from all liability in respect to such claim or litigation.

                 (d) If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this paragraph (d), no Stockholder shall be required to contribute any amount in excess of the amount of net proceeds received by such Stockholder from the sale of such Stockholder's Registrable Securities. Moreover, no person or entity guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Act shall be entitled to contribution from any person or entity that was not guilty of such fraudulent misrepresentation.

                 (e) The obligations of each Stockholder under this Section 1.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement.

                 (f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in an underwriting agreement (if any) entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

           1.8   Termination of Registration Rights.  The registration rights
                 ----------------------------------
provided in this Section 1 shall terminate on August 31, 2003 or, as to any Stockholder, such earlier time at which all of the Registrable Securities owned by such Stockholder have been held for the necessary holding period under Rule 144 and all shares of Registrable Securities held by such Stockholder may be sold pursuant to Rule 144 in any single three (3) month period. Upon the termination of registration rights pursuant to this Section 1.8, the Company shall have the right to withdraw the registration statement, or any portion thereof, covering the Registrable Securities held by such Stockholder.

           1.9   Reports Under Securities Exchange Act of 1934.  With a view to
                 ---------------------------------------------
making available to the Stockholders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Stockholder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                 (a) Make and keep public information available, as those terms are understood and defined in Rule 144;

                 (b) File with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

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

                 (c) Furnish to any Stockholder, so long as the Stockholder owns any Registrable Securities, forthwith upon written request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Stockholder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to Form S-3.

        2. Miscellaneous.
           -------------

           2.1   General.  Nothing in this Agreement, express or implied, is
                 -------
intended to confer upon any party other than the parties hereto any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

           2.2   Governing Law; Forum.  This Agreement shall be governed by and
                 --------------------
construed under the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof. In any action between the parties hereto arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of either (i) the state courts located in San Francisco County, California or Johnson County, Kansas, or (ii) the United States District Court for the Northern District of California or the District of Kansas, (b) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid and (c) each of the parties irrevocably waives the right to a trial by jury.

           2.3   Counterparts.  This Agreement may be executed in two or more
                 ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           2.4   Titles and Subtitles.  The titles and subtitles used in this
                 --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

           2.5   Notices.  Unless otherwise provided, any notice required
                 -------
or permitted under this Agreement (i) to be made to the Company shall be given in writing to the Company or (ii) to be made to the Stockholders shall be given in writing to the Stockholders' Representative, and such notice shall be deemed effectively given upon facsimile (with confirmed receipt), or personal delivery to the party to be notified at the address indicated for the Company or the Stockholders' Representative on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other party.

           2.6   Expenses.  If any action at law or in equity is necessary
                 --------
to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

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

           2.7   Amendments and Waivers.  Any term of this Agreement may be
                 ----------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Stockholders holding a majority of the Registrable Securities.

           2.8   Severability.  If one or more provisions of this Agreement are
                 ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

           2.9   Entire Agreement.  This Agreement constitutes the full and
                 ----------------
entire understanding and agreement between the parties with regard to the subject hereof.


                  [Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

                               ACTUATE CORPORATION

                               By:   /s/ Daniel A. Gaudreau
                                   ---------------------------------------------
                                   Daniel A. Gaudreau
                                   President and Chief Financial Officer

                               Address: 701 Gateway Blvd.
                                        South San Francisco, California  94080



                               MICHAEL J. GASSMAN

                               /s/  Michael J. Gassman
                               -------------------------------------------------

                               Address: 12980 Metcalf Avenue, Suite 300
                                        Overland Park, Kansas  66213


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